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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       (785) 431-3000

         PRIMARY GENERAL AGENCY                            BROKER/DEALER

                      SBL VARIABLE PRODUCTS SALES AGREEMENT

Effective Date:

    1.   This Agreement is made among Security  Benefit Life Insurance  Company, of Topeka,  Kansas, and its affiliated company,  Security Distributors,
         Inc.,  hereinafter jointly called "SBL,"  ("Broker/Dealer") and each of the agencies listed on Exhibit "A", attached hereto (if any), ("General
         Agent").   SBL  hereby  authorizes   Broker/Dealer  and  those  persons
         associated  with General Agent who are  registered  representatives  of
         Broker/Dealer  and  licensed  agents of SBL to solicit  and service (1)
         variable   annuities  issued  under  Security  Benefit  Life  Insurance
         Company's  several  Variable  Annuity  Accounts and (2)  variable  life
         insurance   policies  issued  under  Security  Benefit  Life  Insurance
         Company's variable life accounts, each of which have been registered as securities under the Securities Act of 1933 with Security Distributors,
         Inc. (a member of the National Association of Securities Dealers, Inc.)
         having been designated  Principal  Underwriter  thereof.  Said variable annuity contracts and variable life insurance  policies are referred to herein as "variable products."

    2.   General  Agent is hereby  authorized  to solicit,  and to recommend for appointment  subagents  (referred to herein as Agents) to solicit sales of SBL variable products, to deliver the contracts,  and to service the business.  General  Agent may organize,  train,  and maintain an agency force;  however,  SBL may at its option,  refuse to  contract  with any proposed  Agent and may at any time  terminate any  Agreement  with any
         Agent.

         General  Agent  agrees  to abide by the terms  and  conditions  of this
         Agreement and any sales  manuals  and/or rules and practices of SBL and agrees  that its Agents  will not (i)  solicit or submit  applications,
         (ii) receive any  compensation  based on  transactions in securities or the  provision  of  securities  advice,  or (iii)  engage  in any other securities  activities,  unless such Agents are properly licensed under
         applicable   insurance  laws  and  are  "associated   persons"  of  the
         Broker/Dealer  within the meaning of "associated  person of a broker or dealer,"  as that term is used in Section  3(a)(18)  of the  Securities
         Exchange Act of 1934.  General Agent agrees to abide by all  applicable local,  state and federal laws and  regulations in conducting  business under this Agreement.  General Agent  undertakes and agrees to hold SBL harmless against any loss of whatever kind or nature arising out of any claim made by any of said agents for compensation.

         General  Agent shall  endeavor  to promote  SBL's  interests  and those mutual  interests  of  General  Agent and SBL as  contemplated  by this
         Agreement  and shall at all times  conduct  itself,  and see that those
         Agents  assigned  to or  appointed  by General  Agent or its  employees conduct  themselves,  so  as  not  to  adversely  affect  the  business reputation or good standing of either General Agent or SBL. The primary
         General Agent agrees to provide the affiliated General Agents listed on
         Exhibit "A" attached hereto (if any), with a copy of this agreement and insure compliance with its terms by each General Agents.

         General  Agent shall be  responsible  to SBL for the acts of the Agents assigned to or appointed by General  Agent or its  employees  and shall indemnify and hold harmless from any and all expenses, costs, causes of
         actions,   and/or  damages   resulting  from  or  growing  out  of  any
         unauthorized act by General Agent or any of its Agents or employees. In addition, the primary General Agent shall be responsible to SBL for the acts of each of the  affiliated  General  Agents  (if  any)  listed  on
         Exhibit "A",  attached  hereto,  and shall  indemnify and hold harmless from any and all expenses,  costs,  causes of actions,  and/or  damages resulting from or growing out of any  unauthorized act by General Agent or any of its Agents or employees.

    3.   Broker/Dealer  hereby accepts  authorization to solicit and service SBL variable products and confirms that  Broker/Dealer is properly licensed to solicit and service such  variable  products for SBL and is a member in good standing of the National  Association  of  Securities  Dealers,
         Inc., hereinafter called "NASD," and further agrees to notify SBL if it ceases to be a member of NASD.

    4.   Broker/Dealer shall have the authority to recruit,  train and supervise registered  representatives  for the sale of variable  products of SBL.
         Such training and supervision  shall be conducted by the  Broker/Dealer in  accordance  with the  Securities  Exchange Act of 1934,  the NASD's
         Rules of Fair Practice and other applicable law. SBL reserves the right to require termination of any registered representative's right to sell
         SBL  variable  products.  Broker/Dealer  shall be  responsible  for any registered representative appointed hereunder complying with the terms, conditions and limitations as set forth in this Agreement.

    5.   Commissions  on  stipulated  payments  or  premiums  accepted by SBL on behalf of an  annuitant,  participant,  or  policyholder  of a variable product  covered  by this  Agreement  will be in  accordance  with  the
         Schedule of Commissions  made part of this  Agreement,  and are in full consideration of all services rendered and expenses incurred  hereunder by the General Agent and Broker/Dealer or their representatives.  First year  commissions  are  payable  when an  individual  variable  annuity contract, group variable annuity certificate or variable life insurance policy is issued  and paid for upon an  application  submitted  through
         Broker/Dealer and accepted by the applicant thereof.  General Agent and
         Broker/Dealer  are  not  authorized  to  deduct  commissions  prior  to forwarding  any  remittance  received  to SBL.  All  checks  or  drafts received  by the  General  Agent or  Broker/Dealer  in  regards  to any variable  product  shall  be made  payable  to  Security  Benefit  Life
         Insurance Company.  All compensation payable hereunder shall be subject to a first lien and may be  reduced  or set off as to any  indebtedness owed by the General Agent or Broker/Dealer to SBL. Any commissions paid to a third party at the request of the General  Agent or  Broker/Dealer shall be deducted from the commissions payable hereunder.  In the event this agreement is executed by one or more affiliated insurance agencies listed on Exhibit  "A",  it is  understood  and agreed that the primary agency will collect and disburse  said  commissions  to the  soliciting
         General Agency.

    6.   General  Agent  and  Broker/Dealer  agree  to be  bound  by the  terms, conditions  and  limitations  set forth in this Agreement and the rules and practices of SBL that are now and hereafter in force. Broker/Dealer agrees not to solicit or submit  applications for variable  products to
         SBL  unless  they and their  registered  representatives  are  properly licensed,  and further  agrees that it will  conform to all  applicable state,  federal and local laws and  regulations in conducting  business under this Agreement.  Both SBL and Broker/Dealer hereby agree to abide by the  applicable  Rules of Fair  Practice of the NASD which Rules are incorporated  herein  as if set  forth in  full.  The  signing  of this
         Agreement and the purchase of variable  products  pursuant thereto is a representation  to SBL  that  Broker/Dealer  is a  properly  registered
         Broker/Dealer under the Securities and Exchange Act of 1934.

    7.   Neither the General Agent,  Broker/Dealer nor their representatives are
         authorized  to  make  any   representations   concerning  the  variable
         products,  their sponsor  (SBL),  the principal  underwriter  (Security
         Distributors,  Inc.)  or  the  underlying  mutual  funds  except  those contained in the  applicable  current  prospectuses  and in the printed information furnished by SBL. General Agent and Broker/Dealer agree not to use any other advertising or sales material relating to the variable products unless specifically approved in writing by SBL.

    8.   General  Agent  and  Broker/Dealer  are  not  authorized  and  have  no authority (a) to make, alter or discharge any contract for or on behalf of SBL,  (b) endorse any check or draft  payable to SBL,  (c) to accept any variable product consideration after the initial remittance, (d) to waive  or  modify  any  prospectus,  contract,  policy  or  application provision,  condition or obligation, (e) to extend the time for payment of any variable product consideration or accept payment of any past due variable product consideration.

    9.   This  Agreement  shall  not  create  or be  construed  as  creating  an
         Employer-Employee or Master-Servant  relationship between General Agent and SBL or Broker/Dealer and SBL.

   10.   General Agent agrees to keep accurate  records on all business  written and moneys received under this Agreement.  Such records may be examined by SBL or its representatives at any reasonable time.

   11.   General Agent and Broker/Dealer  agree to be responsible for any county or municipal occupational or privilege fee, tax or license which may be required of General Agent,  Broker/Dealer or its  representatives  as a result of business submitted under this Agreement.

   12.   Broker/Dealer  will maintain books and records  relating to the sale of the  variable  products and the receipt and  disbursement  of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity  with the  requirements of Section 17(a) of the Securities  Exchange Act of 1934 and the rules  thereunder,  to the extent applicable,  and will at all times be compiled and maintained in a manner  that  permits  inspection  by the  supervisory  personnel  of
         Broker/Dealer,  the Securities and Exchange  Commission,  the NASD, and
         other appropriate regulatory authorities.

   13.   The receipt of commissions  and fees relating to the variable  products will  be  reflected  in  the  quarterly  FOCUS  reports  filed  by  the
         Broker/Dealer and in its fee assessment reports filed with the NASD.

   14.   A   designated    principal   of   Broker/Dealer   will   approve   all
         advertisements.

   15.   All premiums  derived from the sale of the  variable  products  will be sent directly to SBL, or will be sent by customers to the Broker/Dealer for  forwarding to SBL. The General Agent will not receive,  accumulate or maintain custody of customer funds.

   16.   Neither this Agreement nor the compensation  payable hereunder shall be assigned or pledged  without the written  consent of SBL.  SBL reserves the right to reject any assignment or pledge.

   17.   No consent or change in this Agreement shall be binding upon SBL unless in writing and signed by the president, a vice president,  secretary or an assistant secretary of SBL. Any failure of SBL to insist upon strict compliance  with the provisions of this Agreement  shall not constitute or be construed as a waiver thereof.

   18.   SBL shall have the right to decline  or modify  any  application  or to refund any variable product  consideration or any portion thereof,  and
         General  Agent shall refund  immediately  upon request any  commissions
         received  in  connection  therewith.   All  applications  for  variable
         products are subject to  acceptance  by SBL and become  effective  only upon confirmation by SBL. General Agent agrees to return to SBL without delay any  commissions  received  on a variable  product,  contract  or policy if such  contract or policy is tendered  for  redemption  within seven (7) business days after acceptance of the application by SBL.

   19.   Variable products, contracts and policies will be offered to the public at the price as outlined in the applicable  variable  product's current prospectus. All cash surrenders require the written request and consent of the contract or policyowner  and such surrenders will conform to the provisions set forth in the applicable contract or policy.

   20.   SBL  has  been  and is  designated  Administrative  Agent  of  Security
         Distributors,  Inc.  to perform  duties,  including  recordkeeping  and payment of  commissions,  necessary  under this Agreement in connection
         with  the  solicitation,   sales  and  servicing  of  variable  annuity
         contracts sold and solicited hereunder.

   21.   SBL  reserves  the right to amend or  terminate  this  agreement at any time.  In the  event  (i)  Broker/Dealer  ceases to be a member in good standing  of  the  NASD;  (ii)  General  Agent's  license  is  revoked, terminated  or not renewed;  or (iii)  General  Agent or  Broker/Dealer files or,  has filed on its  behalf a  petition  for  bankruptcy,  this
         Agreement  shall   terminate   automatically   without  notice.   After
         termination General Agent and Broker/Dealer upon request, shall without delay  pay in full  any  indebtedness  owed to SBL and  return  all SBL
         property  to  their  Home  Office.   In  the  event  General  Agent  or
         Broker/Dealer  are doing  business  in such manner  that  servicing  is impossible, SBL reserves the right to reassign the business and service fees to another party.  Should General Agent or  Broker/Dealer  fail to comply with any of the terms of this Agreement,  SBL reserves the right to terminate this Agreement and terminate vesting as to all commissions payable hereunder.

   22.   General  Agent and  Broker/Dealer  agree to hold harmless and indemnify
         SBL against any and all claims,  liabilities and expenses which SBL may incur from  liabilities  arising  out of or based  upon any  alleged or untrue  statement other than statements  contained in the  registration statement, prospectus or approved sales materials of any contract.

   23.   If it should  appear that any term of this contract is in conflict with any applicable rule of law, statute, or regulation,  then any such term shall be deemed  inoperative  and null and void insofar as it may be in conflict therewith and shall be deemed modified to conform to such rule of law,  statute,  or  regulation.  The  existence of any such apparent
         conflict  shall  not  invalidate  the  remaining   provisions  of  this
         contract.

    24.  This  agreement may be executed in one or more  counterparts,  together which shall be deemed a complete original.

   25.   This  Agreement is effective as of the  Effective  Date set forth above and  replaces any previous  Agreement  between the parties  relating to
         variable  products  of  SBL  except  as  to  any  commissions   payable
         thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.             BROKER/DEALER:

By :       GREGORY J. GARVIN           By:  ___________________________________
       ---------------------------                (Signature of Principal)
Name:      Gregory J. Garvin
Title:     President

                                        _______________________________________
                                                 (Name and Title of Principal)

SECURITY BENEFIT LIFE INSURANCE         PRIMARY GENERAL AGENT:

By:        GREGORY J. GARVIN           By:  ___________________________________
       ---------------------------                (Signature)
Name:      Gregory J. Garvin
Title:     Senior Vice President

                                        ________________________________________
                                                     (Name and Title)

                                  EXHIBIT "A"

AFFILIATED GENERAL AGENTS

NAME                                                 TAX I.D. #

3-WAY  9482C (R7-00)